UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 25, 2015 (November 25, 2015)
DSW Inc.

(Exact name of registrant as specified in its charter)

Ohio	001-32545	31-0746639
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

810 DSW Drive, Columbus, Ohio	43219
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (614) 237-7100

(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

As previously disclosed, on November 3, 2015, the Company announced that Michael R. MacDonald will retire from his position as President and Chief Executive Officer of the Company and as a member of the Company’s Board of Directors, effective December 31, 2015. In connection with his retirement, on November 20, 2015, the Company entered into a Retirement and Consulting agreement with Mr. MacDonald (the “Retirement/Consulting Agreement”), the material terms of which are summarized below.

Under the Retirement/Consulting Agreement, Mr. MacDonald will continue in the employ of the Company through December 31, 2015 pursuant to the terms of that Standard Executive Employment Agreement between him and the Company dated as of March 25, 2009 (the “Employment Agreement”).

The Company will engage Mr. MacDonald as a consultant from the effective date of his release of claims through January 28, 2017 to provide consulting services (not in excess of 20 hours per month) intended to ensure a smooth transition of responsibility to Mr. Roger L. Rawlins, the successor Chief Executive Officer, and support to him and other senior Company management. During the consulting term, Mr. MacDonald may engage in other business activities provided such activities do not violate the restrictive covenants under his Employment Agreement, which will continue to apply, or otherwise prevent him from performing consulting services under the Retirement/Consulting Agreement.

Under the terms of the Retirement/Consulting Agreement, Mr. MacDonald will receive the following compensation and benefits: (i) twelve (12) months’ salary continuation; (ii) up to twelve (12) months’ subsidized COBRA coverage; (iii) an annual cash incentive bonus for the current fiscal year, pro-rated for the portion of the fiscal year ending on December 31, 2015; and (iv) accelerated vesting of outstanding restricted stock units, performance stock units (at the target level of performance) and stock options (whose exercise period has been extended until January 28, 2018).

In addition, and in consideration of Mr. MacDonald’s consulting services to the Company, the Company has agreed to pay Mr. MacDonald one additional month of salary continuation in January 2017. The Company has also agreed to pay Mr. MacDonald a lump sum payment of $480,000 in satisfaction of any amount that but for his retirement may have become payable to him by reason of that certain Deferred Cash Contribution Agreement between him and the Company dated March 24, 2015. In addition, the Company agreed to pay a lump sum cash retirement bonus of $500,000. Both payments will be made in January 2016. The Company in its discretion will consider making an additional cash payment in respect of some or all of the annual fiscal 2016 bonus that might have become payable to Mr. MacDonald had his employment not terminated.

The foregoing description of the Retirement/Consulting Agreement is a summary of certain of its terms only and is qualified in its entirety by the full text of the Retirement/Consulting Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Exhibit Number	Description

10.1	Retirement/Consulting Agreement dated November 20, 2015

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSW Inc.
		By:	/s/ William L. Jordan
William L. Jordan
Chief Administrative Officer, Executive Vice President and General Counsel

Date:	November 25, 2015